LETTERHEAD OF FRANKLIN ELECTRONIC PUBLISHERS

                                                                            NEWS

FOR IMMEDIATE RELEASE

Contact:  Gregory J. Winsky
          Executive Vice President
          609-386-2500

                  FRANKLIN SELLS ITS REX(R) BUSINESS TO XIRCOM

BURLINGTON, N.J. -- September 27, 1999 - Franklin Electronic Publishers, Inc. (NYSE:FEP) today announced an agreement by which Xircom ("Nasdaq:XIRC") has acquired certain assets in connection with the Franklin REX(R) line of connected organizers for the sum of $13,250,000. Franklin expects to report a gain from the transaction approximating $8,000,000. Xircom will continue to market the current line of REX products that download contact, scheduling, and other information from desktop and laptop PC's.

The companies also plan to provide Franklin reference works and other content for downloading to Xircom's REX products from the companies' websites, www.franklin.com and www.xircom.com.

Xircom designs and develops innovative solutions that connect mobile users worldwide to corporate networks, the Internet, Intranets and other online resources. Xircom sells and supports its products in over 100 countries through distributors, resellers, electronic channels and global OEM partnerships.

Barry J. Lipsky, Franklin's President and Chief Executive Officer said: "Xircom has the unique ability to reinvigorate the REX business because of its expertise in mobile access solutions and financial resources as well as its corporate distribution channels. The divestiture of the REX device business coupled with our concentration on providing content for the REX platform complements Franklin's strategy of providing downloadable content for any and all hand-held devices. We are eager to begin work with Xircom to provide Franklin's signature reference works for Xircom's REX line of products."

Dirk Gates, Chairman, President and Chief Executive Officer of Xircom said:
"Going forward we will continue to expand the REX capabilities through industry partnerships with the goal of enhancing individual and corporate productivity by enabling mobility. As one of our industry partners for REX products, Franklin plans to allow users to download its reference content from the Internet to Xircom REX products. We at Xircom look forward to Franklin's support of the Xircom REX platform through Internet publishing."

                                    - more -


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Franklin Electronic Publishers, Inc. is the worldwide market leader in handhold electronic books, including the popular BOOKMAN(TM) series. The Company is also the exclusive producer and distributor of ROLODEX(R) Electronics brand personal information management products. Franklin has sold more than 21,000,000 electronic books and currently publishes more than 200 titles, including dictionaries and bilingual dictionaries; encyclopedias; Bibles; entertainment titles; education and tutorial publications; and medical reference works. Franklin products, available in twelve languages, are sold in 45,000 retail outlets worldwide and through catalogs. More information about Franklin can be found at http://www.franklin.com. The Company has sales and distribution subsidiaries in the United Kingdom, France, Germany, the Benelux countries, Canada, Australia, and Mexico, and production management offices in Tokyo and Hong Kong.

ROLODEX(R) is a registered trademark of Berol Corporation, a subsidiary of Newell Rubbermaid, Inc.

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Except for the historical information contained herein, the matters discussed throughout this release, including, but not limited to, those that are stated as Franklin's belief or expectation or preceded by the word "should" are forward looking statements that involve risks to and uncertainties in Franklin's business, including, among other things, the timely availability and acceptance of new electronic reference products, organizers, and computer companion products, changes in technology, the impact of competitive electronic products, the management of inventories, Franklin's dependence on third party component suppliers and manufacturers, including those that provide Franklin-specific parts, and other risks and uncertainties that may be detailed from time to time in Franklin's reports filed with the Securities and Exchange Commission.
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September 27, 1999